AgroFresh Solutions Reports Results for First Quarter of 2022

•First quarter 2022 net sales were $39.9 million, an increase of 2.3% (or 5.5% on a constant currency basis) versus the prior year period.
•Diversification revenue (i.e. excluding sales of SmartFreshTM for apples) grew 11.2% for the trailing twelve month period ended March 31, 2022 versus the twelve months ended March 31, 2021, and represented 43.3% of consolidated revenues during this period.
•Net loss of $3.2 million for the first quarter of 2022, as compared to net income of $8.2 million for the first quarter of 2021 that benefited from one-time litigation proceeds.
•Adjusted EBITDA1 of $15.0 million for the first quarter of 2022, an increase of 5.9%, compared to $14.2 million in the prior year period.
•Reiterates expectation for 2022 full year net sales and adjusted EBITDA growth compared to 2021, driven by continued growth in diversification revenue.

PHILADELPHIA, May 11, 2022 — AgroFresh Solutions, Inc. ("AgroFresh" or the "Company") (Nasdaq: AGFS), a global AgTech innovator providing a range of solutions, digital technologies and services to enhance the quality and extend the shelf life of fresh produce, today announced its financial results for the first quarter ended March 31, 2022.

Clint Lewis, Chief Executive Officer, commented, "The first quarter marks the first half of the Southern Hemisphere growing season and while most of the harvest has yet to commence, we are off to a solid start in this quarter. This quarter also shows the benefit of our diversification strategy, leveraging our global footprint and the breadth of our product portfolio to deliver both revenue and EBITDA growth relative to the first quarter of 2021 while managing through adverse weather conditions impacting select Latin American markets such as Brazil and Chile.

Diversification revenue, which accounted for approximately 43.3% of consolidated revenues on a trailing twelve month basis, once again drove our performance this quarter with an 11.2% increase in the twelve months ended march 31, 2022 versus the prior twelve month period. It is important to recognize that diversification is not just our strategy to drive incremental growth, it is also a way to manage and offset risk by increasingly making us less susceptible to adverse impacts such as weather, in any one market, crop, product or customer."

Mr. Lewis added, "As we look to the balance of the Southern Hemisphere season and the rest of 2022, we will continue to advance our diversification strategy while defending our strong, industry leading franchise in SmartFresh for apples. As the pandemic has eased, my leadership team and I have been traveling to meet with a number of our customers both domestically and abroad. I am energized by their positive feedback on the quality of our products and our people. They recognize our unwavering commitment to service, and the support we provide to ensure they are able to deliver a consistent supply of high-quality and fresh produce to the market."

1Adjusted EBITDA is a non-GAAP financial measure. Please see the information under “Non-GAAP Financial Measures” below for a description of Adjusted EBITDA and the table at the end of this press release for a reconciliation of this Non-GAAP financial measure to GAAP results.

Financial Highlights for the First Quarter of 2022
Net sales for the first quarter of 2022 increased 2.3% to $39.9 million, compared to $39.0 million in the first quarter of 2021. Excluding foreign currency translation impacts, which reduced revenue by $1.2 million as compared to the first quarter of 2021, revenue increased 5.5%, primarily driven by leveraging a portfolio of diverse solutions. Each of the Company's diversification categories generated growth in the first quarter. Growth within Fungicides & Disinfectants was driven by market penetration and product expansion in the Middle East. The Other 1-MCP category was supported by Harvista, which experienced strong growth in South Africa, supported by an early harvest and larger crop size. This was partially offset by SmartFresh for Apple declines in the Latin America region due to unfavorable weather events.
Gross profit for the first quarter of 2022 was $28.0 million, compared to $28.7 million in the prior year period. Gross profit margin was 70.1% as compared to 73.5% in the prior year period. The lower gross margin primarily reflects the Company’s strategic transition to a more diversified product portfolio, as well as higher materials costs associated with inflationary pressures.
Research and development costs were $3.1 million in the first quarter of 2022, compared to $3.3 million in the prior year period, due primarily to the timing of projects.
Selling, general and administrative expenses decreased 12.2% to $11.9 million in the first quarter of 2022, as compared to $13.6 million in the prior year period, driven primarily by the timing of expenses.
First quarter 2022 net loss was $3.2 million, compared to net income of $8.2 million in the prior year period. During the first quarter of 2021, the Company recorded $14.4 million of other income which related primarily to the receipt of proceeds from the settlement of a litigation matter.
Adjusted EBITDA1 was $15.0 million in the first quarter of 2022, an increase of 5.9%, as compared to $14.2 million in the prior year period. The increase in Adjusted EBITDA was primarily due to higher sales and lower operating expenses compared to the prior year period.
As of March 31, 2022, cash and cash equivalents were $59.3 million.

Conference Call
The Company will host a conference call and webcast today at 4:30 p.m. ET where members of the executive management team will discuss these results with additional comments and details. The conference call and supplemental earnings presentation will be available live over the internet through the “Events & Presentations” page of the Investor Relations section of the Company’s website at www.agrofresh.com. To participate on the live call, listeners in the United States may dial 877-407-4018 and international listeners may dial 201-689-8471.
A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 7:30 p.m. ET, May 11, 2022 through May 25, 2022. Listeners in the United States may dial 844-512-2921 and international listeners may dial 412-317-6671. The passcode is 13728773.
Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA and net sales on a constant currency basis. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company's management to evaluate the Company's performance, including for incentive bonuses and bank covenant reporting. Management believes that these measures enhance a reader's understanding of the operating and financial performance of the Company and facilitate a better comparison between fiscal periods. EBITDA excludes income taxes, interest expense and depreciation and amortization, whereas Adjusted EBITDA further excludes items that are non-cash, infrequent, or non-recurring, such as share-based compensation, severance, litigation and M&A related costs, to provide further meaningful information to evaluate the Company’s performance.
The Company does not intend for the non-GAAP financial measures contained in this release to be a substitute for any GAAP financial information. Readers of this press release should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. Reconciliations of the non-GAAP financial measures EBITDA and Adjusted EBITDA, as well as constant currency net sales, to their most comparable GAAP measures are provided in the table at the end of this press release.
About AgroFresh
AgroFresh (Nasdaq: AGFS) is an AgTech innovator and global leader with a mission to reduce food loss/waste and conserve the planet’s resources by providing a range of science-based solutions, data-driven digital technologies and high-touch customer services. AgroFresh supports growers, packers and retailers with solutions across the food supply chain to enhance the quality and extend the shelf life of fresh produce. The AgroFresh organization has 40 years of post-harvest experience across a broad range of crops, including revolutionizing the apple industry with the SmartFresh™ Quality System for more than 20 years. This is powered by a comprehensive portfolio that includes plant-based coatings, equipment and proprietary solutions that help improve the freshness supply chain from harvest to the home. Visit agrofresh.com to learn more.
™Trademark of AgroFresh Inc.
Forward-Looking Statements
In addition to historical information, this release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning the Company's possible or assumed future results of operations, including all statements regarding financial guidance, anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management's control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the ability of the business to grow and manage growth profitably; risks associated with the Company's substantial level of indebtedness; risks associated with acquisitions and investments; changes in applicable laws or regulations; conditions in the global economy, including the effects of the coronavirus outbreak; and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company's filings with the SEC, which are available at the SEC's website at www.sec.gov.

Contact:
For AgroFresh Solutions, Inc.:
ICR Inc.

Jeff Sonnek - Investor Relations
Jeff.Sonnek@icrinc.com
646-277-1263

AgroFresh Solutions, Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2022	December 31, 2021

ASSETS
Current Assets:
Cash and cash equivalents	$59,266	$61,930
Accounts receivable, net of allowance for doubtful accounts of $1,640 and $2,143, respectively	55,754	53,538
Inventories	22,357	19,780
Other current assets	23,549	19,878
Total Current Assets	160,926	155,126
Property and equipment, net	11,699	11,986
Intangible assets, net	535,970	546,652
Deferred income tax assets	7,402	7,392
Other assets	12,892	11,406
TOTAL ASSETS	$728,889	$732,562

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$17,124	$16,969
Current portion of long-term debt	3,378	3,362
Income taxes payable	2,297	2,382
Accrued expenses and other current liabilities	27,277	26,994
Total Current Liabilities	50,076	49,707
Long-term debt	253,807	254,194
Other noncurrent liabilities	8,118	6,256
Deferred income tax liabilities	33,663	34,833
Total Liabilities	345,664	344,990

Commitments and contingencies (see Note 21)
Temporary Equity:
Series B convertible preferred stock, par value $0.0001; 150 shares authorized and designated and 145 shares outstanding at March 31, 2022 and December 31, 2021, respectively	151,800	149,386
Redeemable non-controlling interest	7,705	7,787
Stockholders’ Equity:
Common stock, par value $0.0001; 400,000 shares authorized, 53,244 and 53,080 shares issued and 52,583 and 52,418 outstanding at March 31, 2022 and December 31, 2021, respectively	5	5
Preferred stock, par value $0.0001; 0.001 share authorized and outstanding at March 31, 2022 and December 31, 2021	—	—
Treasury stock, par value $0.0001; 661 shares at March 31, 2022 and December 31, 2021	(3,885)	(3,885)
Additional paid-in capital	523,544	529,303
Accumulated deficit	(251,747)	(248,660)
Accumulated other comprehensive loss	(44,197)	(46,364)
Total Stockholders' Equity	223,720	230,399
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$728,889	$732,562

AgroFresh Solutions, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Net sales	$39,889	$38,992
Cost of sales (excluding amortization of intangibles, shown separately below)	11,923	10,314
Gross profit	27,966	28,678
Research and development expenses	3,051	3,298
Selling, general, and administrative expenses	11,892	13,551
Amortization of intangibles	10,718	10,763
Operating income	2,305	1,066
Other income	505	14,398
(Loss) gain on foreign currency exchange	(1,196)	433
Interest expense, net	(4,947)	(5,890)
(Loss) income before income taxes	(3,333)	10,007
Income taxes (benefit) expense	(164)	1,823
Net (loss) income including non-controlling interest	(3,169)	8,184
Less: Net loss attributable to non-controlling interest	(82)	(239)
Net (loss) income attributable to AgroFresh Solutions, Inc.	(3,087)	8,423
Less: Dividends on convertible preferred stock	6,436	6,005
Net (loss) income attributable to AgroFresh Solutions, Inc. common stockholders	($9,523)	$2,418

(Loss) earnings per share of common shares:
Basic	($0.18)	$0.03
Diluted	($0.18)	$0.03

Weighted average shares of common stock outstanding:
Basic	51,736	51,031
Diluted	51,736	52,296

Non-GAAP Measures

The following tables set forth the non-GAAP financial measures of EBITDA, Adjusted EBITDA and non-GAAP constant currency net sales. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s performance (including for incentive bonuses and bank covenant reporting), are more indicative of future operating performance of the Company, and facilitate a better comparison among fiscal periods. These non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.
The following is a reconciliation between the non-GAAP financial measures of EBITDA and Adjusted EBITDA to their most directly comparable GAAP financial measure, net (loss) income including non-controlling interest:

	Three Months Ended March 31,
(in thousands)	2022	2021
GAAP net (loss) income including non-controlling interest	($3,169)	$8,184
Depreciation and amortization	11,444	11,423
Interest expense (1)	4,947	5,890
Income taxes (benefit) expense	(164)	1,823
Non-GAAP EBITDA	$13,058	$27,320
Adjustments:
Share-based compensation	988	891
Severance related costs (2)	73	—
Other non-recurring costs (3)	186	766
Loss (gain) on foreign currency exchange (4)	1,196	(433)
Other income (5)	(515)	—
Litigation settlement	—	(14,392)
Total Adjustments	1,928	(13,168)
Non-GAAP Adjusted EBITDA	$14,986	$14,152

(1)    Interest on debt and accretion for debt discounts.
(2)    Severance costs related to continued focus on cost control initiatives and restructuring.
(3)    Costs related to certain professional and other infrequent or non-recurring fees, including those associated with litigation and M&A related fees.
(4)    Loss (gain) on foreign currency exchange relates to net gains and losses resulting from transactions denominated in a currency other than the Company's functional currency.
(5)    Other income relates to non-recurring data compensation income.

The following is a reconciliation between net sales on a non-GAAP constant currency basis to GAAP net sales:

	Three Months Ended March 31,
(in thousands)	2022	2021
GAAP net sales	$39,889	$38,992
Impact from changes in foreign currency exchange rates	1,231	—
Non-GAAP constant currency net sales (1)	$41,120	$38,992

(1)     The company provides net sales on a constant currency basis to enhance investors’ understanding of underlying business trends and operating performance, by removing the impact of foreign currency exchange rate fluctuations. The impact from foreign currency, calculated on a constant currency basis, is determined by applying prior period average exchange rates to current year results.